UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 7, 2018, Armstrong World Industries, Inc. (“AWI,” or the “Company”) issued a press release regarding conditional approval by the European Commission (the “EC”) for the proposed sale of certain subsidiaries comprising the Company’s businesses and operations in Europe, the Middle East and Africa (including Russia) and the Pacific Rim (the “International Business”), including the corresponding businesses and operations conducted by Worthington Armstrong Venture, a Delaware general partnership (“WAVE”), in which AWI holds a fifty-percent (50%) interest (collectively, the “Sale”), to Knauf International GmbH, a company incorporated in the Federal Republic of Germany (“Knauf”). EC approval is conditional on Knauf fulfilling commitments given to the EC in connection with the clearance, including the divestiture by Knauf to an approved third party of certain of the Company’s mineral fiber tile and grid operations in Austria, Estonia, Germany, Ireland, Italy, Latvia, Lithuania, Portugal, Spain, Turkey and the UK.

The Company now expects closing of the Sale to occur in the first half of 2019. As a result, the Company expects to pay approximately $35 million of additional cash taxes in fiscal 2018 due to the timing of the previously received non-refundable purchase price from Knauf . The Company expects to recoup all or substantially all of such taxes following closing in fiscal 2019. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of the Company, including the consummation of the Sale and the anticipated benefits thereof, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the Company’s management, and are subject to uncertainty and changes in circumstances. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the business of the Company. More detailed information about certain of these and other factors may be found in filings by the Company with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors”, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the Sale may not be fully realized or may take longer to realize than expected. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Armstrong World Industries, Inc. on December 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: December 7, 2018

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